FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES IT EXCEEDS SECOND QUARTER
EARNINGS GUIDANCE;

ANNOUNCES INTENTION TO AMEND CREDIT FACILITY AND EXTEND MATURITY TO
JANUARY 2016; AND

ANNOUNCES CASH TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING $220 MILLION
7 3/4% SENIOR SUBORDINATED NOTES DUE 2014

New York, New York (January 6, 2011) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced that, based on its preliminary results, the Company expects for its second fiscal quarter ended December 31, 2010 that net sales will be at or above the high end of its previously issued guidance of $393 million to $403 million, and earnings per diluted share will exceed prior guidance of $0.90 to $1.00 that was issued on November 4, 2010. The Company intends to release results for its second fiscal quarter and comment on its full fiscal year 2011 guidance on February 3, 2011.

The Company also announced that it intends to enter into an amended and restated asset-based revolving credit facility. Among other things, the maturity date of the credit facility will be extended to January 2016 from December 2012. In addition, based on the Company's expected usage of its bank facility for working capital requirements, the bank facility size will be reduced from $325 million to $300 million. The Company may increase the size of the credit facility by $75 million at any time without entering into a formal amendment. Borrowings under the Company's existing credit facility as of December 31, 2010 were $37 million.

The Company today also announced that it has commenced a tender offer to purchase any and all of its outstanding $220 million in aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 (the "7 3/4% Notes") through a cash tender offer with the net proceeds from the Company's concurrent private placement of $225 million in aggregate principal amount of Senior Notes due 2021 (the "New Notes"), which was also announced today by the Company. The tender offer is being made pursuant to an offer to purchase and a related letter of transmittal, each dated as of January 6, 2011. The tender offer will expire at midnight, New York City time, on February 3, 2011 (as such time and date may be extended, the "expiration date").

In connection with the tender offer, the Company is soliciting the consents of holders of the 7 3/4% Notes to certain proposed amendments to the indenture governing the 7 3/4% Notes (the "indenture"). The primary purpose of the consent solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default and related provisions. The Company intends to redeem any 7 3/4% Notes that remain outstanding after the consummation of the tender offer at a price of $1,012.92 per $1,000.00 principal amount of 7 3/4% Notes as promptly as practicable after the expiration date in accordance with the terms of the indenture, as such indenture is amended pursuant to the proposed amendments.

Under the terms of the tender offer, holders of the 7 3/4% Notes who validly tender and do not validly withdraw their 7 3/4% Notes and consents prior to 5:00 p.m. New York City time on January 20, 2011 (as such time and date may be extended, the "consent date") will receive the "total consideration" of $1,015.42 per $1,000 principal amount of notes, which includes the consent payment of $20.00 per $1,000 principal amount of notes, plus an amount equal to any accrued and unpaid interest up to, but not including, the initial payment date. Holders of the 7 3/4% Notes who validly tender their 7 3/4% Notes after the consent date but on or before the expiration date will receive only the "tender consideration" of $995.42 per $1,000 principal amount of notes, plus an amount equal to any accrued and unpaid interest up to, but not including, the final payment date. Holders of notes tendered after the consent date will not receive the consent payment.

This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 7 3/4% Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, including the New Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The tender offer is contingent upon the satisfaction of certain conditions, including (a) the raising of at least $225 million in gross proceeds by the Company from the New Notes offering described above and (b) the receipt of requisite consents in order to adopt the proposed amendments to the indenture. If any of the conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered 7 3/4% Notes and may even terminate the tender offer. Full details of the terms and conditions of the tender offer and consent solicitation are included in the Company's offer to purchase and consent solicitation, dated January 6, 2011.

Requests for documents relating to the tender offer and consent solicitation may be directed to Global Bondholder Services Corp., the Information Agent, at (866) 389-1500 or (212) 430-3774. J.P. Morgan Securities LLC and BofA Merrill Lynch will act as Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (Toll-Free) or (212) 834-3424 (Collect) and BofA Merrill Lynch at (888) 292-0070 (Toll-Free) or (980) 388-9217 (Collect).

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 100 countries. The company's brand portfolio includes Elizabeth Arden skincare, color, and fragrance products, PREVAGE® anti-aging treatment, the celebrity fragrance brands of Britney Spears, Elizabeth Taylor, Mariah Carey, Taylor Swift, Hilary Duff, and Usher; the designer fragrance brands of Juicy Couture, Alberta Ferretti, Alfred Sung, Badgley Mischka, Bob Mackie, Geoffrey Beene, Halston, John Varvatos, Kate Spade, Lucky Brand, and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance (212) 212-1068

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "should," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, gross margins, operating cash flow and returns on invested capital, and the costs, savings and benefits we expect in connection with our Global Efficiency Re-engineering initiative and related restructuring plan. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics and political instability in certain regions of the world;

*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher costs of production due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact consumer confidence and demand, such as domestic or global recessions;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flow from operations to meet our debt service obligations and working capital requirements and the restrictive covenants in our existing revolving credit facility and the indenture for our 7 3/4% Notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to product ingredients or other chemicals, or accounting standards or critical accounting estimates;

*

the success of our Global Efficiency Re-engineering initiative, including our transition to a turnkey manufacturing process and implementation of our new Oracle financial accounting and order processing system;

*

currently unanticipated items being uncovered in the process of finalizing and preparing quarterly or annual financial statements that cause the Company's financial results for such period to materially differ from previously announced preliminary results or guidance for such period;

*

the potential for significant impairment charges relating to our trademarks, goodwill or other long-lived assets that could result from a number of factors, including downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2010.

###